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                                                                     EXHIBIT 1.1


                             BUDGET GROUP, INC.

                            Class A Common Stock
                         (par value $.01 per share)


                           ----------------------

                           Underwriting Agreement

                           ----------------------

                                                           September  , 1997


Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
ABN AMRO Chicago Corporation
BT Alex. Brown Incorporated
McDonald & Company Securities, Inc.
J.P. Morgan Securities Inc.
  As representatives of the several Underwriters
    named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004


Ladies and Gentlemen:


          Ford FSG, Inc., a Delaware corporation ("Ford"), Budget Rent-A-Car of Southern California, a California general partnership ("SoCal"), and Atlantic Equity Corporation, a North Carolina corporation ("Atlantic" and together with Ford and SoCal, the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule II hereto (the "Underwriters") (i) from SoCal, an aggregate of 180,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), of Budget Group, Inc., a Delaware corporation (the "Company"), (ii) from Atlantic, an aggregate of 137,500 shares of Class A Common Stock of the Company, and (iii) from Ford, 4,400 shares of Series A Convertible Preferred Stock of the Company which shall automatically convert into an aggregate of 4,400,000 shares of Class A Common Stock upon the consummation of the sale of such Series A Convertible Preferred Stock as contemplated herein (all such shares from the Selling Stockholders to be referred to as the "Firm Shares"). The Selling Stockholders and the Company propose, subject to the terms and conditions stated herein, at the election of the Underwriters, to sell to the Underwriters an aggregate of 600,000 additional shares (the "Optional Shares") of Class A Common Stock. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof shall be collectively called the "Shares."

          1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

               (i) A registration statement on Form S-1 (File No. 333-34799) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933 (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and

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          no stop order suspending the effectiveness of the Initial
          Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus";

               (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus dated September 8, 1997, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and, as of its date, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

               (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

               (iv) Neither the Company nor any of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X of the Commission) (each of such corporations or other legal entities being hereinafter referred to as a "Subsidiary" and all such corporations or other legal entities being, collectively, the "Subsidiaries" (a list of which is set forth on Schedule III hereto)) has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Prospectus and other than such losses or interferences which would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"); and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse change in or affecting the business affairs, business prospects, management, (a) consolidated financial position, stockholders' equity or results of operations of the Company and

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          its Subsidiaries considered as one enterprise, in each case, otherwise than as set forth in or contemplated by the Prospectus;

               (v) The Company and each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing (to the extent such concepts are recognized in such jurisdictions) in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect;

               (vi) All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects;

               (vii) The Company's authorized capitalization is as set forth in the Registration Statement and the Prospectus; all the outstanding shares of Class A Common Stock and Class B Common Stock of the Company, par value $.01 per share ("Class B Common Stock" and together with "Class A Common Stock," "Stock"), have been duly authorized; all outstanding shares of such capital stock of the Company are, and (A) in the case of Ford, upon conversion of the Series A Convertible Preferred Stock and (B) in the case of Atlantic, upon the partial exercise of the warrant held by it and the purchase of Class A Common Stock in accordance therewith, the Shares will be, and, when any Company Optional Shares (as defined in Section 2) have been delivered and paid for in accordance with this Agreement at such Time of Delivery (as defined in Section 4), such Company Optional Shares will have been, validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the Shares have been approved for listing on the New York Stock Exchange subject to notice of issuance;

               (viii) Except for (i) the 1,936,600 shares of Class B Common Stock, which are convertible into 1,936,600 shares of Class A Common Stock, (ii) the options to purchase 1,932,150 shares of Class A Common Stock and Class B Common Stock issued under the Company's 1994 Incentive Stock Option Plan (the "1994 Option Plan"), (iii) the options to purchase 130,000 shares of Class A Common Stock issued under the Company's 1994 Directors' Stock Option Plan (the "1994 Directors' Plan"), (iv) the $80.0 million aggregate principal amount of Convertible Subordinated Notes of the Company (the "Series A Notes"), which are convertible into 3,986,049 shares of Class A Common Stock, (v) the $45.0 million aggregate principal amount of 6.85% Convertible Subordinated Notes, Series B, due 2007 (the "Series B Notes"), which are convertible into 1,609,442 shares of Class A Common Stock, (vi) 100,000 shares of Class A Common Stock issuable upon conversion of Series A Convertible Preferred Stock, if any, (vii) 50,000 shares of Class A Common Stock reserved for issuance upon exercise of the warrant held by Atlantic Equity Corporation, and
          (viii) any other options granted under the 1994 Option Plan in accordance therewith, each as described in the Registration Statement and the Prospectus, and except for the conditional rights to acquire additional shares of Class A Common Stock contained in the agreement dated October 20, 1995 among the Company, Team Rental of Southern California, Inc., BRAC-OPCO, Inc., and SoCal (the "OPCO Agreement"), there are no, and as of each Time of Delivery (as defined in Section 4) there will be no, outstanding securities or obligations (together, "Convertible Securities") of the Company or any Subsidiary convertible into or exchangeable for any capital stock of the Company or any Subsidiary, respectively, rights, warrants or options (together, "Rights") to subscribe for or purchase from the Company or any Subsidiary any such capital stock or any such Convertible Securities or obligations, or obligations of the Company or any Subsidiary to issue Convertible Securities or Rights;

               (ix) Except for (i) the rights of first refusal set forth in the Share Exchange Agreement dated April 25, 1994, as amended on June 13, 1994 and July 5, 1994, among the Company, Brian Britton, Jeffrey Congdon, Richard Hinkle, John Kennedy, Sanford Miller and Richard

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          Sapia, (ii) the rights of James Salatto and Joseph Salatto to receive additional shares of Class A Common Stock, as set forth in the agreement, dated March 8, 1995, among the Company, Team Rental of Connecticut, Inc., Rental Car Resources, Inc., James Salatto and Joseph Salatto, and (iii) the rights of the parties to the OPCO Agreement, there are no preemptive or other rights to subscribe for or purchase any shares of capital stock issued by the Company or any Subsidiary. Except for (i) the transfer restrictions set forth in the Registration Rights Agreements (as defined below), (ii) Section 5(e) of this Agreement, (iii) the voting restrictions set forth in the Shareholders' Agreement dated October 20, 1995 among the Company, the holders of Class B Common Stock and Budget Rent-A-Car of Southern California ("SOCAL"), (iv) the restrictions set forth in the purchase agreements (the "Senior Notes Agreements") for Budget Rent-A-Car Corporation's ("BRACC") 9.57% Guaranteed Senior Notes due 2007 (the "Senior Notes"), and (v) the restrictions set forth in the Credit Agreement dated April 29, 1997, among BRACC, the Company, as Guarantor, the financial institutions party thereto and Credit Suisse First Boston (the "Credit Agreement"), there are no restrictions to which the Company is a party upon the voting or transfer of, and no restrictions on the declaration or payment of any dividend or distribution on, any shares of capital stock of the Company or any Subsidiary;

               (x) No broker, finder, consultant or other person or entity is entitled to any brokerage, finder's or other fee or commission from the Company or any Subsidiary in connection with the sale of the Shares;

               (xi) Except for certain agreements regarding registration rights described in the Prospectus and filed as exhibits to the Registration Statement (collectively, the "Registration Rights Agreements"), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a registration statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act; and the Company has given proper notice to, or received written waivers or demand notices from, each person (other than the Selling Stockholders) holding such registration rights pursuant to the Registration Rights Agreements;

               (xii) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Shares, except such as have been obtained and made under the Act and the Rules and Regulations and such as may be required under state securities laws;

               (xiii) The execution, delivery and performance of this Agreement and the sale of the Shares (including any issuance and sale of Company Optional Shares) will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties, (ii) any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, or (iii) the charter or by-laws of the Company or any such Subsidiary, except in the case of clause (i) or (ii), such breaches, violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect; the Company has full power and authority to authorize, issue and sell the Company Optional Shares as contemplated by this Agreement;

               (xiv) This Agreement has been duly authorized, executed and delivered by the Company;

               (xv) The Company and the Subsidiaries have (i) such ownership and possession rights with respect to their respective assets and properties as are necessary for the continuing

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          conduct of their respective businesses, as described in the
          Registration Statement and the Prospectus, except where the failure to possess any such rights would not, individually or in the aggregate, have a Material Adverse Effect, and (ii) peaceful and undisturbed possession under all material leases to which the Company or any such Subsidiary is a party as lessee; and all material leases to which the Company or any such Subsidiary is a party are in full force and effect; none of the Company or any Subsidiary has been notified that a lease is invalid or unenforceable, and no default by the Company or such Subsidiary has occurred and is continuing thereunder, except for any defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

               (xvi) The Company and the Subsidiaries hold such licenses, certificates and permits from governmental entities and authorities as are necessary to the conduct of the business of the Company and the Subsidiaries as described in the Registration Statement and the Prospectus, the failure of which to obtain would have a Material Adverse Effect; the Company and the Subsidiaries have fulfilled and performed all of the material obligations necessary to maintain such licenses, certificates and permits, except where the failure to perform such obligations would not have a Material Adverse Effect; the Company and the Subsidiaries conduct their business in compliance with all applicable federal, state and local laws and regulations, except where the failure to perform such obligations would not have a Material Adverse Effect; and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that could lead to the revocation, termination or suspension of any such license, certificate or permit;

               (xvii) To the knowledge of the Company, none of the Company or any Subsidiary is engaged in any unfair labor practice that would have a Material Adverse Effect. There is no unfair labor practice complaint pending or, to the best knowledge of the Company, threatened against the Company or any Subsidiary before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the knowledge of the Company, threatened except such complaints or proceedings as would not have a Material Adverse Effect. No strike, labor dispute, slowdown or stoppage is pending or, to the knowledge of the Company after due inquiry, threatened against the Company or any Subsidiary;

               (xviii) The Company and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks and trade names necessary to conduct the business now operated by them and have not received any notice of infringement of or conflict with asserted rights of others with respect to such rights that, if determined adversely to the Company or any such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect;

               (xix) To the knowledge of the Company, each of the Company and the Subsidiaries has obtained all permits, licenses and other authorizations and has made all registrations and other submissions that are required under all applicable federal, state and local laws relating to the protection of health, safety or the environment including but not limited to the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), Safe Drinking Water Act (21 U.S.C. ss.349, 42 U.S.C. ss.ss. 300f -
          300j), Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), Clean Air Act (42 U.S.C. ss.7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.9601 et seq.), any laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including but not limited to ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder (collectively, the "Environmental Laws"), except to the extent that failure to have any such permit, license or authorization, or to have made such registration or submission, individually or in the aggregate, does not have a Material Adverse Effect;

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               (xx) Except as described in the Registration Statement and the Prospectus, each of the Company and the Subsidiaries has been and is in compliance with all terms and conditions of any required permits, licenses and authorization, and has been and is in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws, except to the extent failure to comply would not have a Material Adverse Effect;

               (xxi) To the best knowledge of the Company, (i) there are no past or present events, conditions, circumstances, activities, practices, incidents or actions, or plans relating to the business as presently being conducted by the Company or the Subsidiaries, that interfere with or prevent compliance or continued compliance with the Environmental Laws, or that would be reasonably likely to give rise to any legal liability (whether statutory or at common law) or otherwise would be reasonably likely to form the basis of any claim, action, demand, suit, proceeding, hearing, lien, notice of violation, study, investigation, remediation or cleanup (collectively, "Claims") based on or related to any Environmental Law or the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release into the workplace, the community or the environment of any pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste, except for any liabilities or any Claims that will not, individually or in the aggregate, have a Material Adverse Effect, and (ii) except as disclosed in the Registration Statement and the Prospectus, no underground or aboveground storage tanks are located on property owned or leased by the Company or the Subsidiaries;

               (xxii) There are no Claims pending or, to the best knowledge of the Company, threatened against the Company or any Subsidiary based on or related to any Environmental Law or the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release into the workplace, the community or the environment of any pollutant, contaminant, chemical or industrial, toxic, or hazardous substance or waste, and none of the Company or any Subsidiary has received any notice of violation or potential liability based on or related to any Environmental Law or the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release into the workplace, the community or the environment of any pollutant, contaminant, chemical or industrial, toxic, or hazardous substance or waste, except for any Claim or notice that will not, individually or in the aggregate, have a Material Adverse Effect;

               (xxiii) Except as disclosed in the Registration Statement and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any Subsidiary or any of their respective properties that, if determined adversely to the Company or such Subsidiary, would have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or which are otherwise material in the context of the sale of the Shares; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated. Except as disclosed in the Registration Statement and the Prospectus, all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their property or assets is the subject, including ordinary routine litigation incidental to the business of the Company, are, considered in the aggregate, not material;

               (xxiv) The financial statements of the Company included in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Act and the Rules and Regulations applicable to a registration statement on Form S-1 and have been prepared, and fairly present the financial position, results of operations and cash flows of the Company and its subsidiaries consolidated at the respective dates and for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such period. The financial information and financial data set forth in the Registration Statements and the Prospectus under the captions "Prospectus Summary--Summary Operating Data for the Budget System," "Prospectus Summary--Summary Historical

          Financial Data of the Company," "Capitalization" (exclusive of pro forma data contained therein), "Pro Forma Consolidated Statements of Operations," "Selected Financial Data of the Company" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company" are derived from the accounting records of the Company and its subsidiaries, and are a fair presentation of the data purported to be shown;

               (xxv) The financial statements of BRACC included in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Act and the Rules and Regulations applicable to a registration statement on Form S-1 and have been prepared, and fairly present the financial position, results of operations and cash flows of BRACC and its subsidiaries consolidated at the respective dates and for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such period. The financial information and financial data set forth in the Registration Statements and the Prospectus under the captions "Prospectus Summary--Summary Operating Data for the Budget System," "Prospectus Summary--Summary Historical Financial Data of BRACC," "Capitalization" (exclusive of pro forma data contained therein), "Pro Forma Consolidated Statements of Operations," "Selected Financial Data of BRACC" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of BRACC" are derived from the accounting records of BRACC and its subsidiaries, and are a fair presentation of the data purported to be shown;

               (xxvi) The pro forma financial data of the Company and its subsidiaries contained in the Registration Statement and the Prospectus have been prepared in accordance with Article 11 of Regulation S-X under the Act; the assumptions used in the preparation thereof (taken as a whole) are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein;

               (xxvii) The Company is not, and after giving effect to the sale of the Shares contemplated hereby will not be, an "investment company" as defined in the Investment Company Act of 1940;

               (xxviii) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required; and

               (xxix) Each of the Company and its Subsidiaries has and will maintain insurance covering its properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks, in each case as is in accordance with customary industry practice to protect the Company and its Subsidiaries and their businesses.

          (b) Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

               (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Shares hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares hereunder;

               (ii) The sale of the Shares by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of such Selling Stockholder or any statute or any

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          order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, except the registration under the Act and Exchange Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws or by the rules and regulations of the NASD in connection with the purchase and distribution of the Shares by the Underwriters;

               (iii) Such Selling Stockholder has, and immediately prior to the Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to the Shares owned by it, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto and thereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

               (iv) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

               (v) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

               (vi) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the Time of Delivery (as defined in Section 4 hereof) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (c) Any certificate signed by an officer of the Company, any Selling Stockholder or any attorney-in-fact, and delivered to the Underwriters or counsel for the Underwriters shall be deemed a representation and warranty of the Company or the applicable Selling Stockholder as to the matters covered thereby.

          2. Subject to the terms and conditions herein set forth, (a) each Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders, at a purchase price per share of $ , the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule I hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all the Underwriters from all the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders and the Company agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders and the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the maximum number of Optional Shares that all the Underwriters are entitled to purchase hereunder.

          The Selling Stockholders and the Company hereby grant to the Underwriters the right to purchase at their election up to 600,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Of these Optional Shares, Ford has granted such rights for 1,000 shares of Series A Convertible Preferred Stock that is convertible automatically upon the consummation of the sale of such Series A Convertible Preferred Stock into 100,000 shares (the "Ford Optional Shares"), Atlantic has granted such rights for 50,000 shares (the "Atlantic Optional Shares") and the Company has granted such rights for 450,000 shares (the "Company Optional Shares"). The Underwriters agree that, to the extent the election to purchase Optional Shares is exercised only in part, the election will be exercised, in order of priority, first for the Ford Optional Shares, then for the Atlantic Optional Shares and then for the Company Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the applicable Selling Stockholder or the Company, as the case may be, given within a period of 45 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Selling Stockholders and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

          3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus and, in connection with such offer or the sale of such Firm Shares, will use the Prospectus, together with any amendment or supplement thereto, that specifically describes the Firm Shares, in the form which has been most recently distributed to them by the Company, only as permitted or contemplated thereby, and will offer and sell such Firm Shares only as permitted by the Act and applicable securities laws or regulations of any jurisdiction. The Representatives will inform the Company when they have authorized the sale of the Firm Shares to the public and when they have been advised that such Firm Shares have been sold by the several Underwriters promptly after such sales are completed.

          4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Selling Stockholders and the Company, shall be delivered by or on behalf of the Selling Stockholders and, if applicable, the Company to Goldman, Sachs & Co., for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor in same-day funds. The Selling Stockholders and, if applicable, the Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the "Designated
Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on October , 1997 or such other time and date as Goldman, Sachs & Co. and the Selling Stockholders and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co., the Selling Stockholders and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called "Time of Delivery".

          (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(i) hereof, will be delivered at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

          5. The Company agrees with each of the Underwriters:

          (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

          (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or to subject itself to taxation in any jurisdiction;

          (c) Promptly, and in any event no later than 12:00 (noon) on the second New York Business Day preceding the Time of Delivery, and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

          (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

          (e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement); provided, however, that during such 90-day period, the Company may issue up to 500,000 shares of Class A Common Stock in connection with acquisitions;

          (f) During the period of five years hereafter, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; and

          (g) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the "Exchange").

          6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement or any Blue Sky Memorandum; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations and the obligations of the Selling Stockholders hereunder (other than underwriting discounts and commissions) which are not otherwise specifically provided for in this Section. The Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations and the obligations of the Selling Stockholders hereunder which are not otherwise specifically provided for in this Section, including any fees and expenses of its counsel and all expenses and taxes incident to the sale and delivery of the Shares to be sold by it to the Underwriters hereunder. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

          7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and each of the Selling Stockholders herein are, at and as of the Time of Delivery, true and correct, the condition that each of the Company and each Selling

Stockholder shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) The Registration Statement shall have become effective and the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with or otherwise satisfied to your reasonable satisfaction;

          (b) Cravath, Swaine & Moore, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to the Shares being delivered at such Time of Delivery, the Registration Statement, the Prospectus, and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) King & Spalding, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

               (i) the Company has been duly incorporated and validly exists as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

               (ii) the Company's authorized capital stock is as set forth in the Registration Statement and the Prospectus under the caption "Description of Capital Stock"; the Shares and all other shares of the Class A Common Stock, Class B Common Stock and Series A Preferred Stock, if any, of the Company outstanding at the Time of Delivery have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus under the caption "Description of Capital Stock"; and the Shares have been listed on the New York Stock Exchange;

               (iii) to the knowledge of such counsel, the Company is the sole ultimate beneficial owner of all outstanding capital stock of BRACC and each subsidiary of the Company, free and clear of all security interests, claims, liens or encumbrances;

               (iv) except as described in the Prospectus and filed as exhibits to the Registration Statement, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

               (v) no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for any issue and sale of the Company Optional Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained and made under the Act and such as may be required under state securities laws, as to which laws such counsel may express no opinion;

               (vi) the execution, delivery and performance by the Company of this Agreement and any issuance and sale of the Company Optional Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default under,
          (1) any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any Subsidiary or any of their properties, (2) any agreement or instrument filed as an exhibit to the Registration Statement to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, or (3) the charter or by-laws of the Company or any subsidiary of the Company, except, in the case of clause (1) or (2), such breaches, violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect; in the event the Company Optional Shares are purchased by the Underwriters, the Company has corporate power and authority to authorize, issue and sell the Company Optional Shares as contemplated by this Agreement;

               (vii) the Initial Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Registration Statement, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; the descriptions under the captions, "Business--Regulatory and Environmental Matters," "Description of Capital Stock," "Description of Certain Indebtedness" and Part II, Item 14 "Indemnification of Directors and Officers" in the Registration Statement and the Prospectus of matters of law (including, without limitation, matters relating to Environmental
          Laws), statutes and contracts and other documents are accurate in all material respects and fairly present the information required to be shown in a registration statement on Form S-1; and such counsel do not know of any legal or governmental proceedings to which the Company or any Subsidiary of the Company is a party required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required (it being understood that such counsel need express no opinion as to the financial statements and schedule or other financial and statistical data contained in the Registration Statement or the Prospectus);

               (viii) this Agreement has been duly authorized, executed and delivered by the Company, and represents a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, and to general principles of equity, whether applied by a court of law or equity, and except that the enforceability of the rights to indemnity and contribution pursuant to Section 8 hereunder may be limited by federal or state securities laws or by public policy;

               (ix) to the knowledge of such counsel, except for (A) the 1,936,600 shares of Class B Common Stock, which are convertible into 1,936,600 shares of Class A Common Stock, (B) the options to purchase 1,932,150 shares of Class A Common Stock and Class B Common Stock issued under the 1994 Option Plan, (C) the options to purchase 130,000 shares of Class A Common Stock under the 1994 Directors' Plan, (D) the $80.0 million aggregate principal amount of Series A Notes which are convertible into 3,986,049 shares of Class A Common Stock, (E) the $45.0 million aggregate principal amount of Series B Notes, which are convertible into 1,609,442 shares of Class A Common Stock, (F) 100,000 shares of Class A Common Stock issuable upon conversion of Series A Convertible Preferred Stock, if any, and (G) 50,000 shares of Class A Common Stock reserved for issuance upon exercise of the warrant held by Atlantic Equity Corporation, each as described in the Registration Statement and the Prospectus, and except for the rights of the respective parties to the OPCO Agreement, there are no outstanding securities of the Company that are convertible into Class A Common Stock; and

               (x) to the knowledge of such counsel, except for (A) the rights of first refusal set forth in the Share Exchange Agreement dated April 25, 1994, as amended on June 13, 1994 and July 5, 1994, among the Company, Brian Britton, Jeffrey Congdon, Richard Hinkle, John Kennedy, Sanford Miller and Richard Sapia, (B) the rights of James Salatto and Joseph Salatto to receive additional shares of Class A Common Stock, as set forth in the Agreement, dated March 8, 1995, among the Company, Team Rental of Connecticut, Inc., Rental Car Resources, Inc., James Salatto and Joseph Salatto, and (C) the rights of the parties to the OPCO Agreement, there are no preemptive or other rights to subscribe for or purchase any shares of capital stock issued by the Company or any subsidiary of the Company. Except for (A) the transfer restrictions set forth in the Registration Rights Agreements, (B)
          Section 5(e) of this Agreement, (C) the voting restrictions set forth in the Shareholders' Agreement dated October 20, 1995 among the Company, the holders of Class B Common Stock and SOCAL, (D) the restrictions set forth in the Senior Notes Agreements and (E) the restrictions set forth in the Credit Agreement, there are no restrictions to which the Company is a party upon the voting or transfer of, and no restrictions on the declaration or payment of any dividend or distribution on, any shares of capital stock of the Company or any Subsidiary.

          In addition, such counsel shall state that such counsel have no reason to believe that any part of the Registration Statement or any amendment thereto, as of its effective date or as of such Time of Delivery, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Time of Delivery, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) Each of John M. Rintamaki, counsel for Ford,       , counsel
for SoCal, and Jennifer E. Bennett, counsel for Atlantic, shall have furnished to you and the Company their written opinion dated the Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

               (i) This Agreement has been duly executed and delivered by or on behalf of the applicable Selling Stockholder;

               (ii) The sale of the Shares by the applicable Selling Stockholder under this Agreement and the compliance by the applicable Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the applicable Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the applicable Selling Stockholder or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the applicable Selling Stockholder or any of its subsidiaries or any of their respective properties, except for (other than in the case of the certificate of incorporation and the by-laws) such conflicts, breaches, violations or defaults which would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the applicable Selling Stockholder and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business;

               (iii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of Shares or the consummation by the applicable Selling Stockholder of the transactions contemplated by this Agreement, except the registration under the Act and the Exchange Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws or by the rules and regulations of the NASD in connection with the purchase and distribution of the Shares by the Underwriters;

               (iv) Immediately prior to the Time of Delivery the applicable Selling Stockholder had good and valid title to the Shares to be sold at the Time of Delivery by such Selling Stockholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver the applicable Shares to be sold by the Selling Stockholder hereunder and thereunder; and

               (v) Good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims arising by, through or under the applicable Selling Stockholder, has been transferred to each of the several Underwriters.

          In rendering such opinion, such counsel may (i) state that they express no opinion as to the laws of any jurisdiction other than the laws of the United States of America, to the extent specifically referred to therein, and the laws of the State of New York or, in the case of Ford, the State of Michigan or, in the case of Atlantic, the State of North Carolina, and the Delaware General Corporation Law, and (ii) rely upon the opinions of local counsel and in respect of matters of fact upon certificates of the applicable Selling Stockholder or its subsidiaries.

          (e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, (i) Arthur Andersen LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, substantially to the effect set forth in Annex I hereto and (ii) KPMG Peat Marwick LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, substantially to the effect set forth in Annex II hereto;

          (f) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and other than such losses or interferences which would not, individually or in the aggregate, have a Material Adverse Effect, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries in or affecting the business affairs, business prospects, management, consolidated financial position, stockholders' equity or results of operations of the Company and its Subsidiaries considered as one enterprise, otherwise than as set forth in or contemplated by the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States which have resulted in the declaration by the United States of a national emergency or war, if the effect of any such event specified in clauses (i) through (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (h) The Shares to be sold by the Selling Stockholders at the Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

          (i) The Company and each Selling Stockholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of the Company and the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein at and as of the Time of Delivery, as to the performance by the Company and the Selling Stockholders, respectively, of all of their obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request; and

          (j) The Company shall have furnished or caused to be furnished to you on the date hereof a letter from each of the Company's directors and executive officers (other than directors and executive officers owning an aggregate of less than 1% of the outstanding Class A Common Stock as of the effective date of the Initial Registration Statement) substantially similar to the agreement contained in Section 5(e) hereof.

          8. (a) The Company and each Selling Stockholder, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and each Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein; and provided further, however, that the Company and any Selling Stockholder shall not be liable with respect to any Preliminary Prospectus, Registration Statement or the Prospectus, or any amendment or supplement thereto, to any Underwriter or any person controlling such Underwriter under the imdemnity agreement in this subsection (a) to the extent that such loss, claim, damage or liability of such Underwriter or controlling person results from the fact that such Underwriter sold such Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) in any case where such delivery is required by the Act and (A) the defect in such Preliminary Prospectus was cured in the Prospectus or the Prospectus as then amended or supplemented and (B) such Underwriter had previously been furnished by or on behalf of the Company (prior to the date of mailing by such Underwriter of the applicable confirmation) with a sufficient number of copies of the Prospectus as so amended or supplemented.

          (b) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or each Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and any Selling Stockholder for any legal or other expenses reasonably incurred by the Company or any Selling Stockholder, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c) (1) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection, except to the extent it has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both an indemnified party and an indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties under subsection (a) or (b) above shall have the right to employ not more than one counsel (and one local counsel in each jurisdiction) reasonably satisfactory to the indemnifying party to represent them and, in that event, the fees and expenses of not more than one such separate counsel shall be paid by the indemnifying party, as such expenses are incurred. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. This subsection (c)(1) shall apply only to actions or claims made by or against the Company, SoCal or Atlantic.

          (2) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, and in the event that such indemnified party shall not so notify the indemnifying party within 30 days following receipt of any such notice by such indemnified party, the indemnifying party shall have no further liability under such subsection to such indemnified party unless such indemnifying party shall have received other notice addressed and delivered in the manner provided in the second paragraph of Section 12 hereof of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. This subsection (c)(2) shall apply only to actions or claims made by or against Ford.

          (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and each Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and each Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and each Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and each Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Selling Stockholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, including with respect to such Underwriters, the extent to which such losses, claims, damages or liabilities (or actions in respect thereof) result from the fact that such Underwriters sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) whichever is most recent, if the Company has previously furnished copies thereof to the Underwriters. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection
(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Company and each Selling Stockholder under this Section 8 shall be in addition to any liability which the Company and each Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or any Selling Stockholder and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

          9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at the Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Selling Stockholders shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the

Registration Statement or the Prospectus which in your opinion and the opinion of counsel for the Selling Stockholders may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

          (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at the Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at the Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders and the Company to sell the Optional Shares) may thereupon be terminated either by any of the Selling Stockholders or, through you, by such Underwriters as have agreed to purchase in the aggregate 50% or more of the aggregate number of remaining Shares to be purchased at such Time of Delivery without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in
Section 6 hereof and the indemnity and contribution agreements in Sections 8 and 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the several Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any Selling Stockholder, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

          11. If this Agreement shall be terminated pursuant to Section 9 hereof, or if any Shares are not delivered by the Selling Stockholders as provided for herein because the condition set forth in Section 7(g) hereof has not been met, neither the Company nor any Selling Stockholder shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of any Selling Stockholder as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

          12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

          All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004,
Attention: Registration Department; if to Ford shall be delivered or sent by mail, telex or facsimile transmission to The American Road, Room 1187, Dearborn, MI 48121, Fax: (313) 337-9591, Attention: Secretary; if to SoCal shall be delivered or sent by mail, telex or facsimile transmission to 150 South Doheny Drive, Beverly Hills, CA 90211, Fax: ( ) , Attention: Jeffrey
R. Mirkin; if to Atlantic shall be delivered or sent by mail, telex or facsimile transmission to Legal Department, 100 North Tryon Street, NCI-007-20-01, Charlotte, NC 28255, Fax: (704) 386-6453, Attention:
Jennifer E. Bennett; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

          13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each Selling Stockholder and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

          14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

          15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding, please sign and return to us one for the Company, one for each Selling Stockholder and for each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof. You represent that you are authorized on behalf of yourselves and each of the Underwriters to enter into this Agreement.


                                   Very truly yours,


                                   BUDGET GROUP, INC.,

                                   By:
                                      --------------------
                                      Name:
                                      Title:

                                   Ford FSG, Inc.,

                                   By:
                                      ---------------------
                                      Name:
                                      Title:


                                   Budget Rent-A-Car of Southern
                                   California,

                                   By:
                                      ---------------------
                                      Name:
                                      Title:


                                   Atlantic Equity Corporation,

                                   By:
                                      ----------------------
                                      Name:
                                      Title:


Accepted as of the date hereof:

Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
ABN AMRO Chicago Corporation
BT Alex. Brown Incorporated
McDonald & Company Securities, Inc.
J.P. Morgan Securities Inc.

By:
    ---------------------------
     (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

                                 SCHEDULE I




                                                       Number of Optional
                                      Total Number    Shares to be Sold if
                                     of Firm Shares      Maximum Option
                                       To Be Sold            Exercised

Ford FSG, Inc.                           4,400,000          100,000

Budget Rent-A-Car of                       180,000
Southern California

Atlantic Equity Corporation                137,500           50,000

Budget Group, Inc. (1)                        --            450,000
                                         ---------        ---------
Total                                    4,717,500          600,000
                                         =========        =========



(1) Budget Group, Inc. is not a Selling Stockholder but is included in this Schedule I for purposes of certain formulas included in this Agreement.

                                SCHEDULE II



                                                    Number of Optional
                                                    Shares to be
                                Total Number        Purchased if
                                of Firm Shares      Maximum Option
                                to be Purchased     Exercised
Underwriter

Goldman, Sachs & Co.
Credit Suisse First Boston
Corporation
ABN AMRO Chicago
Corporation
BT Alex. Brown Incorporated
McDonald & Company
Securities, Inc.
J.P. Morgan Securities Inc.
                                  ---------            -------
Total                             4,537,500            600,000
                                  =========            =======

                                SCHEDULE III



                                                  State of
Subsidiary                                        Incorporation

BTI (UK) plc                                      United Kingdom
Budget Car Sales                                  Delaware
Budget Fleet Financing Corporation                Delaware
Budget Funding Corporation                        Delaware
Budget Rent a Car Corporation                     Delaware
Budget Rent a Car International, Inc.             Delaware
Budget Rent a Car Systems, Inc.                   Delaware
Team Fleet Financing Corporation                  Delaware
VPSI, Inc.                                        Delaware

                                  ANNEX I

               FORM OF ANNEX I DESCRIPTION OF COMFORT LETTER
                  FOR REGISTRATION STATEMENTS ON FORM S-1


          Pursuant to Section 7(e) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:


               (i) They are independent certified public accountants with respect to the Company and its Subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

               (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from unaudited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished separately to the representatives of the Underwriters (the "Representatives");

               (iii) If applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statement of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

               (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996 included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for 1996, 1995 and 1994;

               (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301 and 302 of Regulation S-K;

               (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                         (A) (i) the unaudited consolidated statements of
               income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

                         (B) any other unaudited income statement data and
               balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

                         (C) the unaudited financial statements which were
               not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

                         (D) if applicable, any unaudited pro forma
               consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                         (E) as of a specified date not more than five days
               prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                         (F) for the period from the date of the latest
               financial statements included in the Prospectus to the specified date referred to in Clause (D) there were any decreases in consolidated net revenues or consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                  ANNEX II

               FORM OF ANNEX I DESCRIPTION OF COMFORT LETTER
                  FOR REGISTRATION STATEMENTS ON FORM S-1


          Pursuant to Section 7(e) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:


               (i) They are independent certified public accountants with respect to the Company and its Subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

               (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from unaudited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished separately to the representatives of the Underwriters (the "Representatives");

               (iii) If applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statement of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

               (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996 included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for 1996, 1995 and 1994;

               (v) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                         (A) (i) the unaudited consolidated statements of
               income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

                         (B) any other unaudited income statement data and
               balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus; and

                         (C) the unaudited financial statements which were
               not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus; and

               (vi) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.